UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Multi-Market Income Fund (JMM)

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration No.:

	(3)	Filing Party:

	(4)	Date Filed:

Nuveen Multi-Market Income Fund (JMM)

IMPORTANT NOTICE

Please exercise your right to vote as soon as possible!

The Annual Meeting of the Fund has been adjourned to allow shareholders more time to vote. The Annual Meeting will reconvene on April 20, 2021, at 2:00 p.m. Central Time. In light of the public health concerns regarding the coronavirus outbreak (COVID-19), the Annual Meeting will be held in a virtual meeting format only, which will be conducted online via live webcast. You can access the webcast using the same instructions contained in the Fund’s proxy statement.

YOUR FUND’S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY

COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

Please vote using one of the following options:

1.  VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the on-screen instructions.

2.  VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the recorded instructions.

3.  VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The Fund’s proxy materials contain important information regarding the proposals that shareholders are being asked to consider. Please read the materials carefully.

View or download the Proxy Statement:

https://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.